UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2021

NEXTDECADE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana Street, Suite 3900, Houston, Texas 77002
(Address of Principal Executive Offices) (Zip Code)

(713) 574-1880
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.0001 par value	NEXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On August 27, 2021, NextDecade Corporation (the “Company”) entered into an ATM Sales Agreement (the “Sales Agreement”) with Virtu Americas LLC (the “Virtu”). Pursuant to the terms of the Sales Agreement, the Company may issue and sell from time to time shares of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $50.0 million (the “Shares”) through Virtu, acting as its sales agent, or directly to Virtu, acting as principal.

Under the Sales Agreement, Shares will be offered and sold pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-254781) filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2021, declared effective by the SEC on May 7, 2021, as supplemented by a prospectus supplement related to the Shares filed with the SEC on August 27, 2021. In addition, under the Sales Agreement, sales of Shares may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended.

The Company will pay Virtu a commission rate of up to 2.0% of the gross proceeds from each sale of Shares and has agreed to provide Virtu with customary indemnification and contribution rights. The Company will also reimburse Virtu for certain specified expenses in connection with entering into the Sales Agreement.

The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend the offering of its common stock upon notice and subject to other conditions.

The Sales Agreement contains customary representations, warranties and agreements by the Company, other obligations of the parties and termination provisions.

The Company intends to use the net proceeds from the sale of any Shares sold under the Sales Agreement for general corporate purposes, which may include, among other things, increasing the Company’s working capital, financing ongoing operating expenses and overhead, funding capital expenditures, repayment of debt, acquisitions, and investments in the Company’s subsidiaries.

A copy of the Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the terms of the Sales Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of Shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

1.1*	ATM Sales Agreement, dated August 27, 2021 by and between the Company, as issuer, and Virtu Americas LLC, as sales agent
5.1*	Opinion of K&L Gates LLP
22.1	Consent of K&L Gates LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2021

NEXTDECADE CORPORATION

By:	/s/ Vera de Gyarfas
Name: Vera de Gyarfas
Title: General Counsel